Exhibit V
Independent Auditors’ Consent
     We consent to the incorporation by reference in the Registration Statement (Schedule B No 333-142934) of Nordic Investment Bank (“NIB”) and the related prospectus  of our report dated March 7, 2008 with respect to the financial statements of NIB included in this Annual Report on Form 18-K for the year ended December 31, 2007.
Ernst & Young

/s/ Erik Mamelund	/s/ Per-Olof Johansson
Erik Mamelund	Per-Olof Johansson
Ernst & Young AS	Ernst & Young Oy
Oslo, Norway	Helsinki, Finland

May 9, 2008

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